UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Daniel J. Murphy	Alliant Techsystems Inc.
Chairman and Chief Executive Officer	5050 Lincoln Drive
Edina, MN 55436-1097

June 21, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, August 1, 2006, at our headquarters, 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota.

The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote your shares by telephone or Internet as described in the enclosed proxy card or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. You may, of course, attend the meeting and vote in person.

If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Daniel J. Murphy

ADMISSION POLICY

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 1, 2006. To be admitted to the meeting, you must present the admission ticket attached to the enclosed proxy card and your photo identification or, if you received stockholder materials electronically, you must request an admission ticket by e-mailing alliant.corporate@atk.com. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

ii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 1, 2006, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 5050 Lincoln Drive Edina (suburban Minneapolis), Minnesota
Items of Business:	• Elect nine directors.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2007.
• Approve the Executive Officer Incentive Plan.
• Act upon two stockholder proposals described in the accompanying proxy statement, if the proposals are presented at the meeting.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	June 5, 2006
Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy is mailed in the United States. Most stockholders also have the alternatives of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Keith D. Ross
Secretary
June 21, 2006

iii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

August 1, 2006

GENERAL INFORMATION

The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 1, 2006 and at any adjournment of the meeting. This proxy statement and the enclosed proxy card, along with the Annual Report for the fiscal year ended March 31, 2006, are first being mailed or given to stockholders on or about June 21, 2006.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

•       Election of nine directors currently serving on our Board of Directors.

•      Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2007.

•       Approval of the Executive Officer Incentive Plan.

•       Two stockholder proposals that are described later in this proxy statement. If the stockholder proposals are not presented at the Annual Meeting, they will not be voted upon.

Who is entitled to vote at the Annual Meeting?

Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 5, 2006, which was the record date.

How do I vote my shares?

You may vote by telephone, Internet or mail, as explained below:

Voting by telephone or Internet:   If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may submit your proxy by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. eastern time on July 31, 2006.

Voting by mail:   You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

How do I vote if my shares are held by my broker or someone else in street name?

•       If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

•       You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.

How do I vote if my shares are held in an ATK 401(k) plan?

•       Please refer to the voting instructions you received with your proxy materials. The plan trustee will vote your shares as you instruct.

•       If you do not sign and return your proxy card or vote by telephone or Internet by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.

•       You cannot vote your 401(k) plan shares at the Annual Meeting.

How do I vote if my shares are held in the ATK Employee Stock Purchase Plan?

Please refer to the voting instructions you received with your proxy materials. E*TRADE Securities LLC, which holds the shares of record for your account, will vote your shares as you instruct.

What shall I do if I receive more than one proxy card?

If you receive more than one proxy card, it may be that:

•       you hold shares in more than one account—such as individually of record, in one of our 401(k) plans, or in street name through a broker, or

•       you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. If you receive more than one proxy card and they all are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it. If you vote by telephone or Internet, vote once for each proxy card you receive.

How will my shares be voted if I don’t mark my proxy card?

You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that your properly signed proxy card is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:

•       FOR all of the Board’s nominees for election as directors (Proposal 1).

•       FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal 2).

•       FOR approval of the Executive Officer Incentive Plan (Proposal 3).

•       AGAINST the stockholder proposals (Proposals 4 and 5).

Can I change my vote?

You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•       signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•       signing and mailing a new, properly completed proxy card with a later date than your original proxy card;

•       voting by telephone or the Internet at a later time, until 11:59 p.m. eastern time on July 31, 2006; or

•       attending the Annual Meeting and voting in person.

If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.

What constitutes a quorum at the Annual Meeting?

On the record date, there were 35,401,105 shares of ATK common stock outstanding. This does not include 6,153,956 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone or the Internet.

How will abstentions and broker non-votes affect the quorum and voting?

•       If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

•       If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•       If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•       If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a “broker non-vote.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?

If a quorum is present at the Annual Meeting:

•       The nine nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

•       Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Who will tabulate the votes at the Annual Meeting?

Mellon Investor Services LLC, our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

How will the solicitation of proxies be handled?

•       Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•       We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•       We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.

Can I receive future annual reports and proxy materials electronically via the Internet instead of receiving paper copies through the mail?

Yes. We are offering you the opportunity to access future annual reports and proxy materials over the Internet rather than in printed form. Internet access will give you faster delivery of these documents and reduce our cost of printing and mailing them. To consent to electronic delivery via the Internet, check the applicable box on your proxy card. When we send out future documents, we will notify you by mail with instructions for accessing the documents over the Internet and for voting. As a result of your consent, we may no longer distribute printed materials to you until such consent is revoked. Your consent may be revoked at any time by contacting our transfer agent, Mellon Investor Services LLC, 480 Washington Boulevard, Jersey City, NJ 07310 (telephone: 1-800-851-9677; web site: www.melloninvestor.com). If your shares are held in street name, please contact your broker or bank and ask about the availability of electronic delivery. If you do not choose to receive our annual report and proxy materials via the Internet, you will continue to receive these materials in the mail.

What if other business is brought up at the Annual Meeting?

•       Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposals that can be presented at the Annual Meeting are those that are included in this proxy statement as Proposals 4 and 5. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•       Information regarding the requirements for submitting a stockholder proposal for consideration at next year’s annual meeting, or nominating a candidate for election as a director at next year’s annual meeting, can be found near the end of this proxy statement under the heading “Future Stockholder Proposals.”

What if I want to attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 1, 2006. To be admitted to the meeting, you must present the admission ticket attached to the enclosed proxy card and your photo identification, or if you received stockholder materials electronically, you must request an admission ticket by e-mailing

alliant.corporate@atk.com. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 5, 2006 by (1) each person known by the Company to beneficially own more than 5% of the Company’s common stock, (2) each of our directors, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Shares Outstanding(4)
Wellington Management Company, LLP (5)	3,782,925	10.7%
Neuberger Berman Inc. (6)	3,070,322	8.7%
Goldman Sachs Asset Management, L.P. (7)	2,486,840	7.0%
FMR Corp. (8)	1,972,865	5.6%
T. Rowe Price Associates, Inc. (9)	1,948,225	5.5%
Frances D. Cook	8,165	*
Gilbert F. Decker	11,933	*
Mark W. DeYoung	8,382	*
Ronald D. Dittemore	9,255	*
Ronald R. Fogleman	0	*
David E. Jeremiah	17,544	*
Cynthia L. Lesher	778	*
Douglas L. Maine	2,222	*
Roman Martinez IV	4,200	*
Daniel J. Murphy	45,169	*
Eric S. Rangen	1,620	*
Robert W. RisCassi	8,801	*
Michael T. Smith	14,876	*
William G. Van Dyke	1,783	*
Nicholas G. Vlahakis	1,666	*
Thomas R. Wilson	4,684	*
All directors and executive officers as a group (28 persons)	373,776	1.0%

*                    Less than 1%.

(1)          Includes shares covered by stock options exercisable on June 5, 2006, or within 60 days thereafter, for the following beneficial owners: Mark W. DeYoung, 5,000 shares; Ronald D. Dittemore, 5,333 shares; and Daniel J. Murphy, 40,500 shares; and all directors and executive officers as a group (28 persons), 229,274 shares.

(2)          Includes shares of restricted common stock with voting rights held by directors and certain executive officers. Except for General RisCassi, excludes deferred stock units without voting rights granted under our Non-Employee Director Restricted Stock Plan. General RisCassi will receive a payment of 1,618 shares of ATK common stock on August 1, 2006 when his present term on the Board expires. Restricted stock and deferred stock units held by directors are discussed in the section entitled “Non-Employee Director Restricted Stock Plan” under the heading “Compensation of Directors” later in this proxy statement. Restricted stock held by executive officers is discussed in footnote (6) to the Summary Compensation Table later in this proxy statement. Includes shares allocated, as of March 31, 2006, to the accounts of executive officers under our Employee Stock Purchase Plan and one of our 401(k) plans.

(3)          Excludes phantom stock units credited to the accounts of individuals who participate in either our Deferred Fee Plan for Non-Employee Directors (described under the heading “Compensation of Directors” later in this proxy statement) or our Nonqualified Deferred Compensation Plan (described under the heading “Other Plans and Agreements with Executive Officers” later in this proxy statement).

(4)          Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

(5)          Based on a Schedule 13G filed with the Securities and Exchange Commission on June 12, 2006, reporting beneficial ownership as of May 31, 2006. The Schedule 13G reported that Wellington Management Company, LLP (“Wellington”) has shared voting power over 3,281,095 shares and shared dispositive power over 3,782,925 shares. Wellington, in its capacity as investment adviser, may be deemed to own these 3,782,925 shares, which are held of record by clients of Wellington. The address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(6)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission by Neuberger Berman Inc. on February 21, 2006, reporting beneficial ownership as of December 31, 2005 for itself and Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds. Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc.  Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio, a series of Neuberger Berman Equity Funds. The amended Schedule 13G reported that Neuberger Berman Inc. has sole voting power over 2,691,067 shares, shared voting power over 2,618,962 shares and shared dispositive power over 3,070,322 shares; Neuberger Berman, LLC has sole voting power over 72,105 shares, shared voting power over 2,618,962 shares and shared dispositive power over 3,070,322 shares; Neuberger Berman Management Inc. has shared voting and dispositive powers over 2,618,962 shares; and Neuberger Berman Equity Funds has shared voting and dispositive powers over 2,618,962 shares. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York 10158.

(7)          Based on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2006, reporting beneficial ownership as of December 31, 2005. The Schedule 13G reported that Goldman Sachs Asset Management, L.P. (“GSAM”) has sole voting power over 2,396,363 shares and sole dispositive power over 2,486,840 shares. GSAM is an investment adviser and it disclaims beneficial ownership of any securities managed, on GSAM’s behalf, by third parties. The address of GSAM is 32 Old Slip, New York, New York 10005.

(8)          Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, reporting beneficial ownership as of December 31, 2005. The Schedule 13G reported that FMR Corp. has sole voting power over 226,400 shares and sole dispositive power over 1,972,865 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 1,939,865 shares as a result of acting as investment adviser to various registered investment companies. Edward C. Johnson 3d, Chairman of FMR Corp., and his family members, through their ownership of FMR Corp. common stock and a stockholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp.  Each of Mr. Johnson and FMR Corp., through its control of Fidelity and Fidelity funds, has sole power to dispose of the 1,939,865 shares owned by the funds but does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds.  Shares owned by the Fidelity funds are voted by the funds’ Board of Trustees under written guidelines established by the Board. Fidelity Management Trust Company, a wholly-owned bank subsidiary of FMR Corp., is the beneficial owner of 33,000 shares as a result of its serving as investment manager of certain institutional accounts. Each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive and voting powers over the 33,000 shares owned by the institutional accounts. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2006, reporting beneficial ownership as of December 31, 2005. The amended Schedule 13G reported that T. Rowe Price Associates Inc. (“Price Associates”) has sole voting power over 287,900 shares and sole dispositive power over 1,948,225 shares. Price Associates has indicated that these securities are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, Inc. (which has sole voting power, but no dispositive power, over 1,520,000 shares, representing 4.3% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that our directors and executive officers timely filed all required reports for fiscal year 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting, to hold office until the 2007 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. Our Board of Directors has nominated for election as directors the nine nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board’s Nominating and Governance Committee and has agreed to serve, if elected. David E. Jeremiah and Robert W. RisCassi, current directors whose present terms expire at the 2006 Annual Meeting, are not nominees for re-election. In accordance with our Corporate Governance Guidelines, Admiral Jeremiah and General RisCassi are scheduled to retire from the Board at the 2006 Annual Meeting based on age and, with respect to Admiral Jeremiah, the limitation on years of service on the Board. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

Our Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook

Ambassador Cook has been Chair of the Ballard Group LLC, an international business consulting firm, since 1999. Prior to that she served with the U.S. State Department for 30 years in various postings in the United States and abroad, including Ambassador to the Sultanate of Oman.

Director since 2000 age 60

Gilbert F. Decker

Mr. Decker has been a consultant since 2001. He was Executive Vice President, Operations, for Walt Disney Imagineering, a provider of planning, development, and support services to The Walt Disney Company, from 1999 to 2001. He also served as Assistant Secretary of the Army—Research, Development, and Acquisition. Mr. Decker is a director of The Allied Defense Group, Inc. and Anteon International Corporation.

Director since 1997 age 69

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been Chairman and Chief Executive Officer of Durango Aerospace Incorporated, an international aviation consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp., Mesa Air Group, Inc., and World Air Holdings, Inc.

Director since 2004 age 64

Cynthia L. Lesher

Ms. Lesher has been President and Chief Executive Officer of Northern States Power Company-Minnesota, an Xcel Energy Inc. company, since 2005. She was Chief Human Resources Officer of Xcel Energy Inc. from 2001 to 2005 and Chief Administrative Officer of Xcel Energy Inc. from 2000 to 2005.

Director since 2005 age 58

Douglas L. Maine

Mr. Maine served as General Manager, Consumer Products Industry Division, for International Business Machines Corporation (IBM) from 2003 until his retirement in 2005. He was General Manager of ibm.com, IBM’s direct sales and service organization, from 2000 to 2003. He joined IBM in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He is also a director of Rockwood Holdings, Inc.

Director since 2006 age 57

Roman Martinez IV

Mr. Martinez has been an independent investor and financial advisor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of CIGNA Corporation.

Director since 2004 age 58

Daniel J. Murphy

Mr. Murphy has been Chief Executive Officer of ATK since 2003 and Chairman since April 2005. He was Group Vice President, ATK Precision Systems Group, from 2002 to 2003, and President, ATK Tactical Systems, from 2001 to 2002. He retired from the U.S. Navy with the rank of Vice Admiral in 2000, following a 30-year career. He is also a director of Lyondell Chemical Company.

Director since 2003 age 58

Michael T. Smith

Mr. Smith served as Chairman and Chief Executive Officer of Hughes Electronics Corporation, a digital entertainment and broadband communications company, from 1997 to 2001. He is a director of Anteon International Corporation, FLIR Systems, Inc., Ingram Micro Inc., and Teledyne Technologies Incorporated.

Director since 1997 age 62

William G. Van Dyke

Mr. Van Dyke served as Chairman of Donaldson Company, Inc., a provider of filtration systems and replacement parts, from 1996 until his retirement in 2005. From 1996 to 2004, he also served as Donaldson’s President and Chief Executive Officer. He is a director of Black Hills Corporation and Graco Inc.

Director since 2002 age 60

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines, which comply with the criteria established by the New York Stock Exchange under its corporate governance standards, describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations. The Chair of the Nominating and Governance Committee of the Board serves as the lead independent director. The primary responsibilities of the lead independent director are to coordinate the activities of the independent directors, facilitate communications between management and the independent directors, and coordinate and moderate executive sessions of the Board’s independent directors. Admiral Jeremiah, as Chair of the Nominating and Governance Committee, currently serves as lead independent director. Following Admiral Jeremiah’s retirement from the Board on August 1, 2006, Mr. Van Dyke will serve as lead independent director when he becomes Chair of the Nominating and Governance Committee.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting About Us and then Values. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Communications with Directors

Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investor Relations, then Corporate Governance and then Contact the Directors. Any concerns about the Company’s accounting, internal controls or auditing matters, or a director’s potential conflict of interest, will be referred to the Audit Committee of the Board of Directors.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with ATK. Our Corporate Governance Guidelines provide that a director shall be deemed to be independent if the director meets the independence qualifications under the New York Stock Exchange’s corporate governance standards. Our Board of Directors has affirmatively determined that each of the directors, other than Daniel J. Murphy, has no material relationship with ATK and is independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors. In making the independence determinations, our Nominating and Governance Committee and the full Board of Directors reviewed whether there were any transactions or relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Committee and the Board also reviewed whether there were any relationships between the directors and senior management and between directors and the Company’s independent registered public accounting firm.

Meetings of the Board and Board Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Finance, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The Audit Committee charter was amended on January 31, 2006 and is attached as Appendix A to this proxy statement. The committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

During fiscal year 2006, our Board of Directors met six times, one of which was held by telephone conference. The non-management directors of the Board are scheduled to meet in executive session at each Board meeting held in person. Each director attended at least 93% of the total meetings of the Board and the Board committees on which the director served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All Board members attended last year’s annual meeting of stockholders.

Audit Committee

Members:	William G. Van Dyke, Chair	Douglas L. Maine
	Gilbert F. Decker	Roman Martinez IV
David E. Jeremiah

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Van Dyke and Mr. Maine each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal year 2006, one of which was held by telephone conference. The Audit Committee periodically met separately with management, with the internal auditors and with the independent auditors.

Finance Committee

Members:	Daniel J. Murphy, Chair	Ronald R. Fogleman
	Frances D. Cook	Douglas L. Maine
	Gilbert F. Decker	Robert W. RisCassi

The Finance Committee oversees matters relating to the Company’s capital structure, financing strategies, tax strategies and tax audits, insurance coverage, and management of the Company’s employee savings, pension and retirement plans from a financial and investment perspective. The Finance Committee also makes recommendations to the Board of Directors regarding the issuance or repurchase of debt or equity securities, the Company’s dividend policy, and the leasing of material assets. The Finance Committee held three meetings in fiscal year 2006.

Nominating and Governance Committee

Members:	David E. Jeremiah, Chair	Cynthia L. Lesher
	Ronald R. Fogleman	Robert W. RisCassi

The Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for election at the next annual meeting of stockholders. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee oversees the process of assessing Board effectiveness. All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held six meetings in fiscal year 2006, one of which was held by telephone conference.

Director Qualification Standards.   Directors of ATK should have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate’s technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK’s strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.

Director Nominee Selection Process.   The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the nominees who best meet the Board’s needs. The Committee then recommends to the Board the director nominees for election to the Board.

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate’s name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, Minnesota 55436-1097. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading “Future Stockholder Proposals” near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.

Personnel and Compensation Committee

Members:	Roman Martinez IV, Chair	Michael T. Smith
	Frances D. Cook	William G. Van Dyke
Cynthia L. Lesher

The Personnel and Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to executive compensation. In addition, the Committee is responsible for reviewing the Company’s compensation, benefit and personnel policies, programs and plans, including leadership development. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board’s approval.

All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Committee held eight meetings in fiscal year 2006, three of which were held by telephone conference.

Compensation of Directors

Summary Compensation Information

Only non-employee directors receive compensation for service on the Board of Directors. The cash compensation paid to ATK’s non-employee directors is as follows:

•       an annual cash retainer of $40,000 for non-employee directors other than the Chairman of the Board;

•       an annual cash retainer of $15,000 for the chair of the Audit Committee;

•       an annual cash retainer of $10,000 for the chair of each of the Board’s Personnel and Compensation, Nominating and Governance, and Finance Committees;

•       a fee of $2,000 for each Board meeting attended; and

•       a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasts longer than two hours.

All retainer amounts are paid in quarterly installments.

In addition, non-employee directors receive awards of restricted stock valued at $55,000 at the time of grant upon their initial election to the Board and upon reelection at each subsequent annual meeting of stockholders. The restricted stock awards are described in greater detail below.

On May 2, 2006, the Board, upon the recommendation of the Nominating and Governance Committee, approved increases in the equity compensation and annual cash retainer paid to ATK’s non-employee directors. The Committee’s recommendation was based on an analysis of non-employee director compensation completed by the independent compensation consultants retained by the Personnel and Compensation Committee using the same peer group of companies as is used for purposes of determining executive officer compensation. Effective immediately following the election of directors at the 2006 Annual Meeting, the compensation paid to ATK’s non-employee directors shall be as follows:

•       an award of restricted stock valued at $75,000 at the time of grant upon the directors’ election to the Board at the 2006 Annual Meeting of Stockholders and upon reelection at each subsequent annual meeting of stockholders (increased from $55,000);

•       an annual cash retainer of $50,000 for non-employee directors (increased from $40,000);

•       an annual cash retainer of $15,000 for the chair of the Audit Committee (no change);

•       an annual cash retainer of $10,000 for the chair of each of the Board’s Personnel and Compensation, Nominating and Governance, and Finance Committees (no change);

•       a fee of $2,000 for each Board meeting attended (no change); and

•       a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasts longer than two hours (no change).

Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in the ATK Foundation’s Matching Gift Program, which matches charitable donations by employees and non-employee directors up to $400 annually per person.

Non-Employee Director Restricted Stock Plan

Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Plan, upon first being elected to the Board of Directors and upon reelection at each subsequent annual meeting of stockholders. The stock awards to each non-employee director have a market value of $55,000, as determined by the closing market price of ATK stock on the date of grant. On May 2, 2006, the Board, upon the recommendation of the Nominating and Governance Committee, approved an amendment to the plan, increasing the restricted stock awards to a fair market value of $75,000 effective immediately following the election of directors at the 2006 Annual Meeting.

Common stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•       the third anniversary of the award date;

•       the retirement of the director from the Board in compliance with the Board’s retirement policy as then in effect;

•       the termination of the director’s service on the Board as a result of the director’s not being nominated for reelection by the Board, but not as a result of the director’s declining to serve again;

•       the termination of the director’s service on the Board because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

•       the termination of the director’s service on the Board because of (1) the director’s resignation at the request of the nominating committee of the Board, (2) the director’s removal by action of the stockholders, or (3) the sale, merger or consolidation of, or a similar extraordinary transaction involving, ATK, or;

•       the termination of the director’s service on the Board because of disability or death.

Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.

The plan permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director’s deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service.

If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

Shares of restricted stock awarded under the plan prior to 2004 are subject to similar restrictions, and shares of restricted stock awarded under a similar predecessor plan are also subject to similar restrictions. According to the terms of the plan, no restricted stock awards may be granted under that plan after August 6, 2006. However, restricted stock awards may be granted to non-employee directors after that date under the Alliant Techsystems Inc. 2005 Stock Incentive Plan, which was approved by ATK’s stockholders on August 2, 2005.

The following table shows, as of March 31, 2006, the number of shares of ATK common stock and the number of deferred stock units each non-employee director holds that were subject to the restrictions under the Restricted Stock Plan.

Name	Shares of Restricted Stock	Deferred Stock Units
Frances D. Cook	7,183	1,618
Gilbert F. Decker	11,233	1,618
Ronald R. Fogleman	0	2,530
David E. Jeremiah	3,651	0
Cynthia L. Lesher	778	0
Douglas L. Maine	722	0
Roman Martinez IV	0	2,530
Robert W. RisCassi	7,183	1,618
Michael T. Smith	12,851	0
William G. Van Dyke	1,783	1,618

Deferred Fee Plan for Non-Employee Directors

This plan permits a director to defer receipt of all or part of the director’s cash fees. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a “cash account” or a “share account” as phantom stock units (based upon the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company’s one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director’s termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

Currently, seven directors participate in this plan. The following table shows how those directors currently have their deferred fees credited and how many common stock units were credited to their share accounts as of March 31, 2006.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2006
Gilbert F. Decker	Cash account—25%	Cash account—25%	N/A
	Share account—75%	Share account—75%	5,032
Ronald R. Fogleman	Cash account—50%	Cash account—50%	N/A
	Share account—50%	Share account—50%	525
Cynthia L. Lesher	Share account—100%	Fees Not Deferred	130
Roman Martinez IV	Share account—100%	Share account—100%	1,642
Robert W. RisCassi	Share account—100%	Share account—100%	5,251
Michael T. Smith	Share account—100%	Share account—100%	8,493
William G. Van Dyke	Share account—100%	Share account—100%	2,982

Expense Reimbursement

Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

ATK currently has indemnification agreements with our directors. These agreements require ATK to:

•       indemnify the directors to the fullest extent permitted by law;

•       advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•       indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

•       cover directors under our directors’ and officers’ liability insurance.

Stock Ownership Guidelines for Non-Employee Directors

The Board has established stock ownership guidelines for non-employee directors of 3,750 shares, to be achieved within five years following a director’s election to the Board. The Nominating and Governance Committee of the Board is expected to review the stock ownership of each incumbent director annually prior to the Committee’s recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders.

EXECUTIVE COMPENSATION

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee of the Board of Directors is responsible for ATK’s executive compensation policies and programs. We annually evaluate the performance of ATK’s executive officers and review and approve all compensation paid to the executive officers. Committee membership is composed entirely of independent directors and is determined by the Board. The Committee has engaged, and regularly meets with, independent compensation consultants regarding executive compensation levels and practices.

Compensation Philosophy

We work to provide a competitive compensation package to our executives because we believe this will help us attract, retain and motivate a talented and diverse executive leadership group that is dedicated to the long-term interests of our stockholders. We base our executive compensation decisions on the following core principles:

•       Alignment with Stockholder Interests.   We strongly believe the interests of our executives must be clearly aligned with the interests of our stockholders because we believe ATK will achieve the best results when its executives act and are rewarded as owners in the business. ATK has established specific stock ownership guidelines for its executives, and we have adopted programs that encourage our executives to have an ownership interest in ATK.

•       Performance Based.   We strongly believe in the principle of pay-for-performance and have built it into our executive compensation program in a number of ways:

(1)          Our executives’ total compensation varies with ATK’s success in achieving financial objectives, and long-term incentive compensation rewards the creation of long-term stockholder value.

(2)          Our total direct compensation (i.e., base salary, annual incentive payment, and long-term compensation) is measured against the Company’s achievement of a high performance level.

(3)          We have designed our executive compensation program to deliver above market compensation for high performance and significantly less compensation when the Company’s results are less than high performance. Base salary is expected to be below the market median, but combined with annual incentive compensation and long-term incentive compensation when high performance is achieved, total direct compensation will approximate the 75th percentile of the market for executive officers in similar positions within the Company’s peer group.

(4)          Over 85% of each executive officer’s total direct compensation is at risk and, therefore, our compensation program provides direct consequences to executives if the Company fails to achieve established financial objectives.

•       Long-term Focus.   Our executive compensation program includes several components, each with a slightly different purpose, to allow us to balance ATK’s short-term and long-term business objectives and to focus executive’s efforts on the achievement of these objectives.

Setting Executive Compensation

Annual Review

Each year, we conduct a review of ATK’s executive compensation program to: (1) assess ongoing competitiveness; (2) review both Company and individual performance; and (3) establish compensation levels for each executive officer. For our fiscal year 2006 review, we worked with management to consider and evaluate our executive compensation program in light of current industry trends and we analyzed individual compensation levels compared to the external market. Before we finalized our conclusions from this analysis, we asked our independent compensation consultant, who was retained by and reports directly to the Committee, to review and comment on the results of the analysis and provide any insight into specific market trends.

As part of our analysis, we combined data from two sources. The first source was proxy data for the most recent reported fiscal year regarding the compensation levels of top executives at a group of 28 companies of comparable revenue size and type of business to the Company, which we consider our primary peer group. Accordingly, this peer group is more specific to the Company (for purposes of evaluating executive compensation) than the Dow Jones U.S. Aerospace Index peer group, which has been used for the purpose of comparing stock performance in the Stock Performance Graph in this proxy statement. The second source was the most recent annual survey data from companies participating in nationally known compensation surveys. The companies participating in these surveys represented both the aerospace and defense industries and other companies from general industry. The results of these surveys were adjusted to reflect ATK’s revenue size, so that the comparisons were made to the practices of employers of a similar size. The compensation levels for our executive officers for achieving high performance financial goals were compared to the 75th percentile of the companies in our combined analysis. However, we retain discretion to make adjustments such that the compensation of individual executive officers may be above or below this market level, depending upon the executive’s overall accountabilities, individual performance and experience.

Components of Our Executive Compensation Program

Base Salary

Base salaries are paid for sustained individual performance. As a result, the base salary component of our executive compensation program is the least variable relative to Company performance. We review the base salaries of the executive officers annually before the beginning of each fiscal year. Generally, we decide whether an executive officer receives a base salary increase and the amount of any increase by considering the following:

•       competitive salary levels for executive officers in similar positions at other companies, as shown by the results of our competitive compensation analysis referred to above;

•       a subjective assessment of an executive officer’s individual performance during the preceding 12 months against established objectives set at the start of the fiscal year; and

•       an incumbent’s specific responsibilities and experience.

For fiscal year 2006, all of the executive officers listed in the Summary Compensation Table following this report received a base salary increase.

Annual Incentive Compensation

ATK’s Management Compensation Plan is a cash-based pay-for-performance annual incentive plan. The primary purpose of this plan is to motivate and reward executives for their contributions to ATK’s performance by making a large portion of their cash compensation variable and dependent upon Company, business unit and individual performance.

Plan Design.   All executive officers participate in ATK’s Management Compensation Plan. Executive officers may elect to defer part or all of the payment of their annual incentive compensation under ATK’s nonqualified deferred compensation plan. At the beginning of the fiscal year, we:

•       designate the executive officers who are eligible to participate in the plan for that fiscal year;

•       establish the individual, business unit and Company performance goals for each executive officer. For fiscal year 2006, the specific financial metrics established at the corporate level were fully diluted earnings per share (EPS), free cash flow and sales. The specific financial metrics established for the business units for fiscal year 2006 were: earnings before interest and taxes (EBIT), free cash flow and sales. At the corporate level, equal weightings were assigned to EPS, cash flow and sales. Weightings at the business unit levels were assigned as required to support the strategy of the individual business; and

•       determine the appropriate award opportunity for each executive officer. To establish this award opportunity, we begin with the median of the market, which is considered the target amount. No payment is made for performance below a threshold amount. Our goal is to achieve a high performance level, which is twice the target amount. The executive officers’ award levels are established as a percentage of base salary. The award opportunities are in a range that is comparable to annual incentive opportunities for officers in similar positions as identified through our competitive market analysis.

At the end of the fiscal year, we evaluate performance against the pre-established organizational and individual performance goals. An individual may earn any amount between threshold and high performance depending  upon the overall performance of the Company and business unit, as applicable. For each executive officer covered by Section 162(m) of the Internal Revenue Code, total incentive compensation may not be greater than the high performance level, however, we have the ability to adjust an individual’s payment downward based on individual performance. For other executive officers, we have the ability to decrease or increase a payment at our discretion, subject to the limitations of the plan. While we determine and approve all annual incentive awards for the executive officers, we do consider the Chief Executive Officer’s assessment of the individual performance of each of the executive officers other than himself.

Fiscal Year 2006 Payments.   For fiscal year 2006, at the corporate level we approved bonus payments at the high performance level for each of Mr. Murphy, Mr. Rangen and Mr. Vlahakis based on the Company’s achievement at that level of the specified performance goals relating to fully diluted EPS, free cash flow and sales. In addition, we approved a bonus payment for Mr. Dittemore and Mr. Wilson at the high performance level based 40% on the Company’s achievement at that level of the performance goal relating to fully diluted EPS and 60% on the performance goals relating to Mr. Dittemore’s and Mr. Wilson’s respective business groups’ EBIT, free cash flow and sales. We approved a bonus payment for Mr. DeYoung at 80% of his high performance level based 40% on the Company’s achievement of the specified performance goal relating to fully diluted EPS and 60% on the performance of Mr. DeYoung’s business group’s EBIT, free cash flow and sales. All calculations were made in accordance with rules we established at the beginning of the fiscal year.

Long-Term Incentive Compensation

Historically, we have provided long-term focused incentive compensation to our executive officers through awards of stock options and performance shares. This year, upon consideration of the changes in accounting rules that require the Company to expense stock options as of April 1, 2006 and compensation trends at other companies, we determined that we could more effectively drive performance by granting performance awards to emphasize a specific initiative of the Chief Executive Officer relating to the Company’s supply chain management. As a result of this determination, we did not award any stock options to the executives officers named in the Summary Compensation Table. We also decided to continue the regular performance shares program and we granted performance awards under that program, as well. We believe that performance awards are an appropriate means of long-term incentive compensation and provide an effective incentive to achieve predetermined long-term performance goals. No performance shares were scheduled for payout to the executive officers for fiscal year 2006.

At the end of fiscal year 2006, we granted the two performance awards described above. Both awards were granted under the Company’s 2005 Stock Incentive Plan, which was approved by stockholders last year. The first award is a cost reduction initiative being driven by the Chief Executive Officer. The payment of shares to these officers pursuant to these awards depends on ATK’s achievement, at any time during the fiscal year 2007-2012 performance period, of a specified performance goal relating to the impact to ATK’s income before interest and taxes, as measured and calculated by supply chain management savings. ATK will pay the performance shares to these officers as soon as practicable after the Committee determines, in its sole discretion and during or following the completion of the performance period, whether ATK has achieved the performance goal. If an executive officer leaves the Company for any reason, including retirement, before the performance goal is achieved, the award will be forfeited. The amounts of the awards are included in the table below under the heading “Long-Term Incentive Plans—Awards in Last Fiscal Year.”

The second award continues our regular performance shares program for executive officers. The actual number of shares to be received by the officers depends on the achievement by ATK of (a) specified earnings-per-share and sales goals for fiscal year 2009 and (b) a specified average year-end return-on-invested-capital (ROIC) goal for the three-year fiscal 2007-2009 performance period. Achievement of these goals will be determined and calculated in accordance with the rules we established at the time of grant. The officers will receive no shares if performance is below a certain level of performance established by the Committee. The amounts of the awards are included in the table below under the heading “Long-Term Incentive Plans—Awards in Last Fiscal Year.”

Compensation of Chief Executive Officer

During fiscal year 2006, the annual base salary for Mr. Murphy was $770,000. At our March 2006 meeting, we approved a 4% increase to Mr. Murphy’s annual base salary to $800,800, effective April 1, 2006. Our decision was based on our assessment of the market-competitiveness of Mr. Murphy’s total compensation package, the methodology for determining the compensation level of the Company’s other executive officers, a review of the relationship of each element of Mr. Murphy’s compensation to his total compensation and benefits, and our subjective assessment of Mr. Murphy’s overall performance.

For fiscal year 2006, we set Mr. Murphy’s annual incentive award opportunity for achievement at the high performance level to be $1,078,000. We approved an incentive payment of $1,078,000. This payment was based on the Company’s achievement at the high performance level of the specified performance goals relating to the Company’s fully diluted EPS, free cash flow and sales. We retain the discretion to reduce the amount of the payment, up to 25% of the bonus amount, based on individual performance. We made no reduction to Mr. Murphy’s bonus payment based on our subjective assessment of Mr. Murphy’s individual performance.

We granted Mr. Murphy two long-term incentive performance awards, as described above, and the amounts of the awards are included in the table below under the heading “Long-Term Incentive Plans—Awards in Last Fiscal Year.”

Stock Ownership Guidelines

We believe it is important that the interests of our executive officers are closely aligned with our stockholders. To support this philosophy, we have established stock ownership guidelines. Stock ownership is reported periodically to the Committee and failure to meet the guidelines within the allotted period of time may impact future grants of stock awards to an executive. The guidelines establish target levels of common stock ownership as follows:

Position	Guideline
Chairman of the Board and Chief Executive Officer	50,000 shares
Chief Operating Officer and Chief Financial Officer	16,000 shares
Senior Vice Presidents	12,000 shares
Other Corporate Officers	6,000 - 9,000 shares
Vice President General Managers and Corporate Staff Vice Presidents	4,000 shares
Group Staff Vice Presidents and Corporate Staff Vice Presidents	3,500 shares
Corporate Staff Vice Presidents	1,500 shares

We have required current executives to meet the stock ownership levels by March 31, 2007. New executives are given three years to meet ownership requirements. Shares of ATK common stock owned outright, restricted stock awarded to officers, unvested performance shares at the target level, stock held in the Company’s Employee Stock Purchase Plan, stock held in the Company’s 401(k) plan, and phantom stock units held in the Company’s nonqualified deferred compensation plan count towards an executive’s plan to meet the ownership guidelines.

Limit on Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company’s stockholders. The Committee expects that all performance-based compensation payable for fiscal year 2006 to the executive officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or because the payment of such compensation complies with the provisions of Section 162(m).

The Committee believes it is important for ATK to continue to be able to take all available tax deductions with respect to the compensation paid to its executive officers. Therefore, ATK has taken such actions as may be necessary under Section 162(m) of the Internal Revenue Code to continue to qualify for all available tax deductions related to executive compensation. This includes seeking stockholder approval of the Alliant Techsystems Inc. Executive Officer Incentive Plan, as described elsewhere in this proxy statement.

Personnel and Compensation Committee

Roman Martinez IV, Chair
Frances D. Cook
Cynthia L. Lesher
Michael T. Smith
William G. Van Dyke

SUMMARY COMPENSATION TABLE

The following table shows certain cash and non-cash compensation for each of the last three fiscal years that was awarded to or earned by the Chief Executive Officer, each of the other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2006, and one other individual who ceased to serve as an executive officer during the last fiscal year. Eric S. Rangen terminated employment with the Company on March 31, 2006.

					Long-Term Compensation
		Annual Compensation (1)			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying		All Other
Name and Principal	Fiscal Year	Salary		Compensation	Awards	Options	LTIP	Compensation
Position	(2)	(4)	Bonus	(5)	(6)	(#)	Payouts	(7)
Daniel J. Murphy	FY06	$770,000	$1,078,000	$47,912	$0	0	$0	$6,016
Chairman and Chief	FY05	$713,462	$1,000,000	$41,053	$0	50,000	$0	$12,314
Executive Officer	FY04	$479,648	$1,391,739	$3,910	$0	75,000	$0	$21,497
Eric S. Rangen	FY06	$344,000	$412,800	$28,261	$0	0	$0	$601,442 (8)
Executive Vice	FY05	$321,000	$385,200	$0	$0	20,000	$206,550	$8,462
President and	FY04	$305,000	$305,000	$5,102	$0	20,000	$399,465	$11,098
Chief Financial Officer
Ronald D. Dittemore	FY06	$305,769	$330,000	$30,442	$488,800	0	$0	$8,039
Senior Vice President	FY05	$245,000	$220,500	$70,104	$0	15,000	$0	$9,254
and President ATK	FY04	$135,200	$125,295	$56,702	$51,970	18,000	$0	$19,420
Thiokol
Mark W. DeYoung	FY06	$320,000	$281,600	$31,590	$0	0	$0	$4,700
Senior Vice President	FY05	$292,000	$292,000	$5,239	$0	15,000	$0	$13,385
and President ATK	FY04	$271,375	$274,955	$12,274	$0	10,000	$88,770	$24,983
Ammunition Group
Thomas R. Wilson	FY06	$270,000	$297,000	$36,383	$137,700	0	$0	$7,960
Senior Vice President	FY05	$240,000	$240,000	$6,509	$0	15,000	$0	$8,101
and President	FY04	$240,000	$182,208	$0	$0	10,000	$0	$8,890
ATK Precision
Systems Group
Nicholas G. Vlahakis (3)	FY06	$337,500	$438,750	$69,486	$0	0	$0	$50,161 (9)
Former Executive Vice	FY05	$416,000	$540,800	$5,372	$0	0	$206,550	$7,980
President and Chief	FY04	$400,000	$520,000	$3,699	$0	20,000	$532,620	$28,857
Operating Officer

(1)          Includes amounts, if any, of salary and bonus deferred pursuant to our 401(k) Plan or Nonqualified Deferred Compensation Plan.

(2)          The three years reported upon in the table are the fiscal years ended March 31, 2006 (“FY06”), March 31, 2005 (“FY05”) and March 31, 2004 (“FY04”).

(3)          Mr. Vlahakis retired from the Company on December 31, 2005.

(4)          Amounts shown for FY06 include payments to Mr. Dittemore in the amount of $5,769 for vacation sold under ATK’s vacation buy/sell benefit program.

(5)          Amounts for FY06 include the following: a tax gross-up on financial counseling fees: Mr. Murphy, $4,347; Mr. Rangen, $2,551; Mr. Dittemore, $3,743; Mr. DeYoung, $5,004; Mr. Wilson, $5,164; and Mr. Vlahakis, $7,664. Amounts for FY06 also include the following perquisites (financial planning and car allowance) for the following named executives: Mr. Murphy, $10,181 and $29,167; Mr. Rangen, $7,801 and $15,000; Mr. Dittemore, $11,359 and $12,000; Mr. DeYoung, $15,301 and $8,620; Mr. Wilson, $15,791 and $12,000; and Mr. Vlahakis, $17,979 and $11,250. The FY06 amount also includes the premium paid on executive disability policies: Mr. Murphy, $4,217; Mr. Rangen, $2,910; Mr. Dittemore, $3,340; Mr. DeYoung, $2,666; Mr. Wilson, $3,427; and Mr. Vlahakis, $2,641. The FY06 amount for Mr. Vlahakis also includes $636 for relocation expenses and $29,316 for a tax gross-

up in connection with the transfer to Mr. Vlahakis upon his retirement of a term life insurance policy maintained for him by the Company. For fiscal years 2005 and 2004, perquisites totaling less than the smaller of $50,000 or 10% of the total salary and bonus have been omitted.

(6)          The amount shown is based upon the closing market price of ATK common stock on the date of the grant. As of the end of FY06, Mr. Dittemore held 8,000 shares of restricted stock having a value of $617,360 based upon the closing market price of ATK common stock at the end of the fiscal year. Of these shares, 1,000 shares vest on August 18, 2006, 2,000 shares vest on May 3, 2008 and 5,000 shares vest on October 31, 2010. The shares also vest in the event of a change in control of the Company. Mr. Wilson held 2,000 shares of restricted stock having a value of $154,340 based upon the closing market price of ATK common stock at the end of the fiscal year. These shares vest on May 3, 2008. The shares also vest in the event of a change in control of the Company. None of the other named executive officers hold shares of restricted stock.

(7)          Includes for FY06: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows: Mr. Murphy, $5,269; Mr. Rangen, $8,542; Mr. Dittemore, $8,039; Mr. DeYoung, $4,700; Mr. Wilson, $7,960; and Mr. Vlahakis, $4,380; and (b) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Mr. Murphy, $747 ($300,000); Mr. Vlahakis, $348 ($300,000).

(8)             Amount includes $550,400 in severance pay, a $24,000 lump sum payment for financial counseling for one year, an estimated $3,500 for executive outplacement services and an estimated $15,000 lump sum for health care coverage pursuant to a separation agreement entered into with Mr. Rangen in connection with his termination of employment on March 31, 2006.

(9)             Amount includes $45,433, which is the cash surrender value of Mr. Vlahakis’s term life insurance policy, which policy was transferred to him upon his retirement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

No stock options were granted during fiscal year 2006 to the executive officers listed in the Summary Compensation Table. The following table summarizes information with respect to stock option exercises by the executive officers listed in the Summary Compensation Table during fiscal year 2006 and the value of “in-the-money” stock options held by each of them at the end of fiscal year 2006.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options At		In-the-Money Options
	Acquired on	Value	FY06 Year-End (#)		at FY06 Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel J. Murphy	3,000	$146,919	40,500	125,000	$850,445	$2,010,000
Eric S. Rangen	0	$0	101,875	0	$2,429,504	$0
Ronald D. Dittemore	0	$0	5,333	27,667	$134,392	$423,458
Mark W. DeYoung.	13,500	$274,762	5,000	25,000	$90,250	$356,250
Thomas R. Wilson	0	$0	10,000	25,000	$180,500	$356,250
Nicholas G. Vlahakis	76,250	$1,238,199	0	0	$0	$0

(1)          The values shown in these columns represent the amount, if any, by which the market value of ATK common stock on March 31, 2006 ($77.17) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock options will depend upon the price at which the shares are sold.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

The following tables summarize long-term incentive awards to the executive officers named in the Summary Compensation Table that were approved by the Personnel and Compensation Committee as described above in the Committee’s report on executive compensation.

Name	Performance or Other Period Until Maturation or Payout (1)	Number of Shares
Daniel J. Murphy	4/1/06 - 3/31/12	40,000
Eric S. Rangen	4/1/06 - 3/31/12	0
Ronald D. Dittemore	4/1/06 - 3/31/12	6,000
Mark W. DeYoung	4/1/06 - 3/31/12	6,000
Thomas R. Wilson	4/1/06 - 3/31/12	0
Nicholas G. Vlahakis	N/A	N/A

(1)          Payout may occur prior to the end of the performance period if the objective is achieved. The payment of shares to these officers pursuant to their performance awards depends on ATK’s achievement, at any time during the fiscal year 2007-2012 performance period, of a specified performance goal relating to the impact to ATK’s income before interest and taxes as measured and calculated by supply chain management savings.

	Performance or Other Period Until	Number of Shares
Name	Maturation or Payout (1)	Minimum	High Performance	Stretch
Daniel J. Murphy	4/1/06 - 3/31/09	20,000	40,000	50,000
Eric S. Rangen	4/1/06 - 3/31/09	0	0	0
Ronald D. Dittemore	4/1/06 - 3/31/09	3,000	6,000	7,500
Mark W. DeYoung	4/1/06 - 3/31/09	3,000	6,000	7,500
Thomas R. Wilson	4/1/06 - 3/31/09	0	0	0
Nicholas G. Vlahakis	N/A	N/A	N/A	N/A

(1)          The actual number of shares to be received by these officers depends on the achievement by ATK of (a) specified earnings-per-share and sales goals for fiscal year 2009 and (b) a specified average year-end return-on-invested-capital (ROIC) goal for the three-year fiscal 2007-2009 performance period. Achievement of these goals will be determined and calculated as specified by the Committee. These officers will receive no shares if performance is below the minimum level.

RETIREMENT PLANS

All of our executive officers participate in the Alliant Techsystems Inc. Pension and Retirement Plan or the Thiokol Propulsion Pension Plan. Our calculation of each executive officer’s benefits depends upon which formula applies to him or her. The formulas that apply to our named executive officers are

•       the Pension Equity Plan formula,

•       the Aerospace Pension Plan formula, and

•       the Alliant Retirement Plan formula.

The benefits of Messrs. Murphy, Rangen, Dittemore and Wilson will be calculated based on the Pension Equity Plan formula considering previous service under the Aerospace Pension Plan formula or the Alliant Retirement Plan formula. The benefits of Messrs. Vlahakis and DeYoung will be calculated using the Aerospace Pension Plan formula.

Pension Equity Plan Formula

On January 1, 2004, we began using the Pension Equity Plan formula (PEP) to calculate benefit accruals after that date for employees with less than 15 years of credited service, including Messrs. Murphy, Rangen, Dittemore and Wilson. Under this PEP formula, we calculate the participant’s benefit based on

•       the final average earnings of recognized compensation from the highest consecutive 60 months of the last 120 months

•       multiplied by credited years of service

•       multiplied by a factor of 5.5% for earnings under one-half of the social security wage base and a factor of 11% for earnings greater than one-half of the social security wage base.

Upon termination, employees are allowed immediate distribution in a variety of distribution alternatives, including a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest is credited at 4% annually.

Transition to the new PEP formula recognizes previous benefit accruals by performing the following calculation at termination:

•       We first calculate the participant’s benefits accrued for his or her years of service prior to January 1, 2004 using the previous applicable pension formula.

•       We then calculate the benefit accrued by the participant for service from January 1, 2004 until termination under the PEP formula.

•       Finally, we compare the sum of these two calculations to the amount that the participant would receive if we used the PEP formula to calculate all of the participant’s benefits based on total years of credited service and provide the greater of these two amounts as the pension benefit.

The pension formula for Mr. Murphy prior to January 1, 2004 was the Aerospace Pension Plan described below. The pension formula for Messrs. Rangen and Wilson prior to January 1, 2004 was the Alliant Retirement Plan—Cash Balance Account described below. Mr. Dittemore started after January 2003 and only participates in the Pension Equity Plan. Mr. Wilson and Mr. Dittemore are not yet vested in the pension benefits.

Aerospace Pension Plan Formula

The Aerospace Pension Plan formula covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant’s primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years. Mr. Vlahakis and Mr. DeYoung participate in this formula.

Alliant Retirement Plan Formula—Cash Balance Account

Effective April 1, 1992, the Alliant Retirement Plan formula which had been transferred from Honeywell at the time of the spin-off was amended to provide benefits based upon a cash balance account established for each participant. Messrs. Rangen and Wilson started with the Company after April 1, 1992 and upon employment began participation in the Cash Balance Account formula with a starting balance of zero. An executive officer’s cash balance account is credited monthly with a percentage of recognized compensation, which is generally the officer’s salary and annual cash bonus. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant’s account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant’s vested account balance is payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if retirement occurs at or after age 62, as an optional lump sum payment. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.

Supplemental Executive Retirement Plan

The Internal Revenue Code limits retirement benefits payable from qualified defined benefit plans. We pay amounts payable under the above described plans in excess of those limitations under a nonqualified supplemental executive retirement plan (SERP). We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERP. If the funds in the trust are insufficient to pay amounts payable under the SERP, we will pay the deficiency. Mr. Murphy has a SERP benefit beyond those described in this paragraph. A description of his additional benefits is included in the section of this proxy statement entitled “Other Plans and Agreements with Executive Officers—Employment Agreement with Daniel J. Murphy.” In December 2005, the Committee approved changes to the SERP requiring payment of all benefits in a lump sum the later of six months or the January following termination. This change is effective January 1, 2007. The change was made to improve compliance with Section 409A of the Internal Revenue Code.

Retirement Benefits

The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the following executive officers named in the Summary Compensation Table.

Name	Estimated Annual Retirement Benefit
Daniel J. Murphy	$947,932
Ronald D. Dittemore	$62,457
Mark W. DeYoung	$435,900
Thomas R. Wilson	$25,194

These estimated retirement benefits assume currently applicable interest rates, that the individuals remain employed until age 65, their fiscal year 2006 compensation level with a 4% year-over-year increase to base salary for each year following fiscal year 2006 until age 65, and their annual median incentive bonus for each year until age 65.

The SERP benefit payable to Mr. Vlahakis is estimated at $2,299,412, payable July 1, 2006. With respect to Mr. Rangen, upon termination of his employment, the accrued SERP benefit payable to him was $243,638 as of April 1, 2006. If he does not elect to receive his benefit before the end of the year, the estimated lump sum that will be paid as of January 1, 2007 is $250,913.

CHANGE IN CONTROL ARRANGEMENTS

Income Security Plan

On March 13, 2006, the Personnel and Compensation Committee of the Board of Directors of the Company approved a new Alliant Techsystems Inc. Income Security Plan (a change in control severance plan) for executive officers of ATK. The new plan replaces the prior change in control severance plan, which was terminated upon adoption of the new plan. This new plan significantly decreases the cost to the Company in the event of a change in control, while providing a competitive benefit to the executive officers.

The purpose of the Plan is to provide income security protection to certain executives of ATK in order to:

•       ensure that those executives make good corporate decisions with respect to a possible “change in control,” as defined in the Plan, even if such a change in control may have adverse personal consequences, such as the loss of employment with ATK,

•       maximize stockholder value by keeping those executives engaged during periods of uncertainty relating to a possible change in control, and

•       provide those executives with the ability to transition to new employment if their employment with ATK is terminated as a result of a change in control.

Participation in the Plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Section 16 Reporting Officers”). Within the Plan, the Section 16 Reporting Officers are divided into two tiers with different levels of payments and benefits:

•       “Tier 1 Participants,” who are ATK’s Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Chief Operating Officer and Senior Vice President and General Counsel; and

•       “Tier 2 Participants,” who are all other Section 16 Reporting Officers.

In the event of a “Qualifying Termination,” as defined in the Plan, each participant in the Plan will receive:

•       base salary through the date of termination to the extent not already paid;

•       a prorated portion of the annual bonus for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected actual performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

•       immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•       payment of outstanding performance vesting stock awards at the target level of performance;

•       a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

•       payment for legal fees and expenses incurred to obtain benefits if ATK does not pay benefits under the Plan.

Tier 1 Participants will also receive:

•       a cash payment equal to three times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of three years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the three-year period following the date of the termination; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received.

Tier 2 Participants will also receive:

•       a cash payment equal to two times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of two years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the two-year period following the date of termination; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received; provided, however, that if the aggregate present value of payments made for the participant’s benefit (whether paid or payable pursuant to the terms of the Plan or otherwise) does not exceed 110% of the greatest amount (the “Safe Harbor Amount”) that could be paid to the participant such that the receipt of payments under the Plan would not give rise to any excise tax, then the amounts payable to the participant under the Plan would be reduced so that the aggregate present value of payments made for the participant’s benefit would be reduced to the Safe Harbor Amount and no gross-up payment would be made.

The cash payments described above will be paid in a lump sum within 30 days after the end of the six-month period following the date of a participant’s Qualifying Termination.

A participant is entitled to such benefits under the Plan in consideration of his or her execution of a separation agreement and general release of claims (the “Release”). ATK’s obligation to provide benefits to a participant will be conditioned on the participant’s continuing compliance with

     the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release; and

     the covenants to provide services to ATK set forth in the Release.

We estimate, based upon available fiscal year 2006 information that we can quantify, that if a change in control had occurred on March 31, 2006, and if the employment of any of the executive officers named in the Summary Compensation Table had been terminated on the date of the change in control, they would receive total benefit payments in the following amounts: Daniel J. Murphy, $28,627,707; Eric S. Rangen, $6,823,536; Ronald D. Dittemore, $5,444,701; Mark W. DeYoung, $4,850,464; and Thomas R. Wilson, $4,435,203. These estimates were calculated by an outside consultant and are based on current salaries, actual bonus payments, and actual performance share or performance cash payments. These amounts also include estimated amounts for welfare benefits, retirement benefits, perquisites, the value of accelerating vesting of stock awards, and the excise tax gross-up that would be required.

We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change in control, or earlier at the discretion of our Board of Directors.

Retirement Plans

Non-vested benefits of participants in our pension and retirement plans, including the Supplemental Executive Retirement Plan, will become fully vested immediately upon a change in control of the Company.

OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreement with Daniel J. Murphy

On January 21, 2004, ATK entered into an employment agreement with Mr. Murphy. Under the agreement, the term of Mr. Murphy’s employment as Chairman and Chief Executive Officer extends until March 31, 2007. At that time, if neither party objects, the contract automatically extends for a one-year period. This automatic extension may occur three times after the original expiration date of March 31, 2007. The final expiration date, considering the potential automatic renewals, is March 31, 2010.

The employment arrangement with Mr. Murphy provides for an initial annual base salary of $700,000 and an annual incentive bonus of (a) $500,000 if ATK achieves performance goals determined by the Personnel and Compensation Committee of the Board of Directors or (b) $1,000,000 if ATK achieves a level of performance defined by the Personnel and Compensation Committee to be “outstanding.” These salary and annual bonus levels are subject to review by the Board from time to time but not less than once a year after January 1, 2005. In addition, among other benefits, the agreement provides for (a) participation in long-term performance incentive programs (such as performance share and stock option incentives); (b) participation in employee benefit plans; (c) reimbursement for certain expenditures under ATK’s flexible perquisite program; (d) financial counseling reimbursement up to $15,000 per year; and (e) at termination, relocation from his home in the Minneapolis, Minnesota area to his place of choosing in the continental United States.

In the event (a) Mr. Murphy’s employment terminates on March 31, 2007 or at the end of an extension period in accordance with the terms of the agreement, (b) ATK terminates Mr. Murphy’s employment without cause during the term of the agreement, (c) Mr. Murphy terminates his employment for good reason, or (d) Mr. Murphy’s employment terminates as a result of death or disability, Mr. Murphy, or his spouse, will receive monthly retirement benefits under a non-qualified supplemental executive retirement plan based on the following schedule:

If termination of employment is:	Benefit Percentage Is:
On or after March 31, 2004 and before March 31, 2005	5%
On or after March 31, 2005 and before March 31, 2006	15%
On or after March 31, 2006 and before March 31, 2007	25%
On or after March 31, 2007 and before March 31, 2008	35%
On or after March 31, 2008 and before March 31, 2009	45%
On or after March 31, 2009 and before March 31, 2010	50%

The monthly benefit percentage is applied to his final average earnings, determined by calculating the highest 60 consecutive months of base salary and annual cash incentive awards received during the preceding consecutive 120 months, considering only those months since he became Chief Executive Officer. The benefit amount will be reduced by any amount due Mr. Murphy under the Pension Equity Plan formula considering previous service under the Aerospace Pension Plan formula. Mr. Murphy vested in his retirement benefit in December 2005.

If ATK terminates Mr. Murphy’s employment for cause during the term of the agreement or if Mr. Murphy terminates his employment for other than good reason before March 31, 2007, the supplemental retirement benefits described above will be forfeited. If Mr. Murphy terminates his employment for other than good reason after March 31, 2007 but prior to the final expiration date of the agreement, he will receive the retirement benefits described above. Mr. Murphy’s SERP benefit will be paid in a lump sum the later of six months or the January following termination.

In the event of a “Qualifying Termination” or if Mr. Murphy’s employment is terminated after a “change in control” of ATK, both as defined in the Income Security Plan (the Income Security Plan is discussed above under the heading “Change in Control Arrangements”), Mr. Murphy will receive benefits in accordance with the provisions of the Income Security Plan.

Mr.  Murphy also agreed to certain restrictions on competition and non-solicitation of employees for up to two years after his termination of employment if he terminates without good reason or if ATK terminates him without cause or by non-renewal.

Separation Arrangement with Eric S. Rangen

ATK entered into a separation agreement with Eric S. Rangen, Executive Vice President and Chief Financial Officer of ATK, in connection with his termination of employment with the Company on March 31, 2006.

Under the terms of the agreement, Mr. Rangen will receive a lump-sum cash payment equal to one year of his current base salary of $344,000 plus one year of his annual bonus amount of $206,400, assuming target level of performance. This payment is in addition to the salary and bonus that Mr. Rangen earned for the fiscal year ended March 31, 2006.

The Personnel and Compensation Committee accelerated the vesting of Mr. Rangen’s 20,000 unvested ATK stock options with an exercise price of $57.43 and 20,000 unvested ATK stock options with an exercise price of $66.58. In accordance with the terms of Mr. Rangen’s stock option agreements, these options and Mr. Rangen’s previously-vested ATK stock options will be exercisable for up to three years from the date of his termination of employment.

In accordance with the terms of his performance share award agreement, Mr. Rangen will receive the number of performance shares he would have received for the fiscal year 2007 performance period based on the actual performance level achieved for that period, but prorated for his service time with ATK during two years of the three-year period from fiscal years 2005-2007.

The Personnel and Compensation Committee also approved cash payments to Mr. Rangen to provide for one year of health care coverage, executive outplacement services for six months, and financial planning services for one year.

In exchange, Mr. Rangen agreed to (a) release ATK from any and all claims in connection with his employment or termination of employment, (b) maintain confidential information and trade secrets gained during employment, (c) not make disparaging or defamatory comments about ATK and the employment relationship, and (d) for a period of time, not compete with ATK in the aerospace industry or solicit directly or indirectly ATK employees for employment elsewhere.

Severance Plan

Effective as of April 1, 2004, the Personnel and Compensation Committee of the Board approved an Executive Severance Plan. In the event of a qualifying termination (which generally is a termination of employment by ATK for convenience or a reduction in force due to lack of business or reorganization), officers of the Company are eligible for 12 months base pay, an additional $15,000 to defray health care costs, and outplacement services. In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions.

Nonqualified Deferred Compensation Plan

On September 15, 2005, the Personnel and Compensation Committee of the Board of Directors of the Company approved the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (the “Plan”).

ATK’s executive officers are eligible to participate in the Plan. The Plan permits participants to defer a portion of the participant’s base salary and all or a portion of the participant’s cash incentive compensation in accordance with the terms of the Plan. In addition, the Plan provides for the deferral of additional amounts specified in the Plan relating to foregone matching contributions under ATK’s 401(k) plan. Deferrals of salary, cash incentive compensation and amounts relating to foregone matching contributions are referred to as “Cash Deferrals.”  The Plan also permits participants to defer all or a portion of any performance awards that are payable in shares of ATK common stock (“Stock Deferrals”). The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan. The Plan provides that ATK may make additional contributions to participants’ accounts under the Plan. Deferred amounts will be payable on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan.

Cash Deferrals credited to a participant’s account will be credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment options selected by the participant in accordance with the terms of the Plan. The investment options include various investment funds with different degrees of risk, and, for amounts credited before January 1, 2005, includes ATK common stock as an investment option. Participants may reallocate amounts among the various investment options. Participants do not have a right to have amounts in their accounts actually invested in the investment options available under the Plan. Cash Deferrals are denominated and paid in U.S. dollars and are not convertible into another security of ATK. Stock Deferrals credited to a participant’s account will be denominated in a number of units equal to the number of shares of ATK common stock deferred. Each unit will be measured by the value of one share of ATK common stock and treated as though invested in a share of ATK common stock. With respect to Stock Deferrals credited after January 1, 2005, participants may not reallocate amounts credited as stock units and, upon distribution, such Stock Deferrals will be paid in shares of ATK common stock.

In connection with the Plan, ATK has created a nonqualified grantor trust (the “Trust”), commonly known as a “Rabbi Trust.”  The assets of the Trust will be used to pay benefits. The assets of the Trust are subject to the claims of ATK’s general creditors.

A participant’s rights or the rights of any other person to receive payment under the Plan may not be sold, assigned, transferred, pledged, mortgaged or otherwise encumbered, except by a written designation of a beneficiary under the Plan.

ATK reserves the right to amend the Plan prospectively at any time, including the right to completely terminate the Plan and pay out all account balances to all participants in the Plan.

All of the executive officers listed in the Summary Compensation Table in this proxy statement participate in this plan. The number of ATK phantom stock units credited to each of their deferral accounts as of March 31, 2006 was as follows: Mr. Murphy, 24,136; Mr. Rangen, 12,759; and Mr. DeYoung, 3,118.

Indemnification Agreements

We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this proxy statement in the section entitled “Indemnification Agreements” under the heading “Compensation of Directors.”

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares, for the five fiscal years ended March 31, 2006, the cumulative total return for ATK common stock with the comparable cumulative total return of two indexes:

•       Standard & Poor’s Composite 500 Index, a broad equity market index; and

•       Dow Jones U.S. Aerospace Index, a published industry index.

The graph assumes that on April 1, 2001, $100 was invested in ATK common stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 2002, 2003, 2004, 2005 and 2006.

Comparison of Five-Year Cumulative Total Return

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. In addition, the Board of Directors has determined that each of Douglas L. Maine and William G. Van Dyke is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this proxy statement. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2006. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2006, filed with the Securities and Exchange Commission.

Audit Committee

William G. Van Dyke, Chair
Gilbert F. Decker
David E. Jeremiah
Douglas L. Maine
Roman Martinez IV

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP acts as ATK’s independent registered public accounting firm and also provides certain other services. The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2006	Fiscal Year Ended 3/31/2005
Audit Fees	$1,970,006	$1,786,000
Audit-Related Fees	186,125	185,000
Tax Fees	106,421	378,000
All Other Fees	0	0
Total Fees	$2,262,552	$2,349,000

The Audit Fees billed or to be billed for the fiscal years ended March 31, 2006 and 2005 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the quarterly financial statements, review of registration statements, and issuance of comfort letters. Audit fees for fiscal 2005 also include professional services rendered for a statutory audit of ATK's captive insurance company.

The Audit-Related Fees billed in each of the fiscal years ended March 31, 2006 and 2005 were primarily for services relating to employee benefit plan audits. Audit-related fees for fiscal 2006 also included acquisition-related services. Audit-related fees for fiscal 2005 also included services related to compliance with Section 404 prior to commencement of the actual audit of the internal control over financial reporting as discussed above.

The Tax Fees billed in each of the fiscal years ended March 31, 2006 and 2005 were primarily for services related to tax compliance. There were no tax fees paid for tax planning in fiscal 2006 and less than $27,000 paid for tax planning in fiscal 2005.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK’S independent registered public accounting firm to audit ATK’s financial statements for the fiscal year ending March 31, 2007. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF
ALLIANT TECHSYSTEMS INC. EXECUTIVE OFFICER INCENTIVE PLAN

Stockholders are asked to approve the Alliant Techsystems Inc. Executive Officer Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to provide cash incentive compensation to executive officers in accordance with ATK’s “pay-for-performance” philosophy and to ensure that payments of cash incentive compensation will continue to be fully deductible by the Company under Section 162(m) of the Internal Revenue Code (the “Code”).

Background

Section 162(m) of the Code limits the Company’s tax deduction to $1,000,000 per year for compensation paid to each of ATK’s chief executive officer and four other most highly compensated executive officers at the end of ATK’s fiscal year (each a “Covered Employee”). However, “qualified performance-based compensation” is not subject to this deductibility limit. The Incentive Plan is designed so that amounts awarded under it can qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. In general, Section 162(m) requires that the amount of compensation be determined and calculated based on pre-established objective performance criteria and awarded under a plan that has been approved by stockholders.

The Personnel and Compensation Committee of ATK’s Board of Directors adopted the Incentive Plan, subject to stockholder approval, and the Board recommends that the stockholders approve the Incentive Plan. If our stockholders do not approve the Incentive Plan at the Annual Meeting, the Incentive Plan will not become effective and the Personnel and Compensation Committee will not make any awards under the Incentive Plan. However, if the Incentive Plan is not approved, any cash incentive compensation that may be awarded under the Company’s existing Management Compensation Plan for fiscal years ending after March 31, 2007 may not be fully deductible by the Company under Section 162(m) of the Code.

The following description of the material terms of the Incentive Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this proxy statement as Appendix B.

Description of the Incentive Plan

Purpose.   The purpose of the Incentive Plan is to provide cash incentive compensation to executive officers in accordance with ATK’s “pay-for-performance” philosophy by directly relating awards payable under this Plan to company, business unit and/or individual performance.

Administration.   The Incentive Plan will be administered by the Personnel and Compensation Committee of the Board, which is composed entirely of non-employee directors who meet the criteria of “outside director” within the meaning of Section 162(m) of the Code. The Committee’s powers include the authority, within the limitations set forth in the Incentive Plan, to select the eligible employees to be granted awards, determine the performance period applicable to awards, establish the performance goals for each participant for each performance period, determine the amount of each award and the payout formula for each award, determine the other terms and conditions of the awards, and certify whether or the extent to which the performance goals were achieved. The Committee may provide that awards be paid in shares of the Company’s common stock, which shares would be issued under, and as permitted by, the Company’s 2005 Stock Incentive Plan, which was approved by the Company’s stockholders on August 2, 2005. The Committee also has the authority to interpret the Incentive Plan and adopt rules for the administration of the Plan.

Eligibility.   Participation in the Incentive Plan is limited to the executive officers of the Company. Currently, the Company has 16 executive officers.

Performance Goals.   The performance goals relating to awards granted to Covered Employees will be objective and measurable goals determined by the Committee no later than 90 days after the commencement of the applicable performance period. The Committee will set the targeted level or levels of achievement using one or more of the following measures:  sales or revenues (including, without limitation, sales or revenue growth; gross profit; income before interest and taxes; income before interest, taxes, depreciation and amortization; net income; net income from operations; earnings per share; return measures (including, without limitation, return on assets, capital, invested capital, equity, sales or revenues); productivity ratios; expense or cost reduction measures; margins; operating efficiency; market share; customer satisfaction; working capital targets; budget comparisons; implementation or completion of specified projects or processes; the formation of joint ventures, establishment of research or development collaborations or the completion of other transactions; cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity); share price (including, without limitation, growth in share price and total stockholder return); profitability of an identifiable business unit or product; economic profit or economic value added; cash value added; market share; or individual objectives. The Committee may also specify that the achievement of the performance goals will be determined without regard to the negative or positive effect of certain events, including, without limitation, any of the following:  charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Code or tax rates; changes in accounting principles; changes in other laws or regulations affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt.

Negative Discretion.   Notwithstanding the attainment of a target or other specified level of performance established for an award, the Committee has the discretion to reduce, but not increase, some or all of the award that would otherwise be paid to a Covered Employee. With respect to other participants, the Committee has the discretion to reduce or increase the amount of the actual award paid.

Maximum Award.   A participant who is a Covered Employee may not receive more than $5,000,000 under the Incentive Plan in any fiscal year.

Amendment and Termination.   The Committee may amend or terminate the Incentive Plan at any time so long as any amendment would not cause amounts payable under the Plan to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration of the Incentive Plan.   No awards may be granted under the Plan after August 1, 2011, which is five years after the expected date of stockholder approval of the Incentive Plan. Awards granted to participants prior to that date will remain in effect after that date in accordance with their terms.

New Plan Benefits

No benefits or awards have been granted under the Incentive Plan. The amounts that will be received by the executive officers under the Incentive Plan, if the Plan is approved by stockholders, are not determinable at this time and will be based on the achievement of performance goals established for future performance periods. Annual incentive amounts paid under the Company’s existing Management Compensation Plan to each of the Covered Employees for fiscal year 2006 are shown in the “Bonus” column in the Summary Compensation Table in this proxy statement.

Our Board of Directors recommends a vote FOR the approval of the Alliant Techsystems Inc. Executive Officer Incentive Plan.

PROPOSAL 4

STOCKHOLDER PROPOSAL

Seven stockholders, who are the beneficial owners of a total of 990 shares of ATK common stock, have each submitted the following proposal as joint proponents for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of common stock claimed to be owned by each of them are set forth in Appendix C to this proxy statement.

TEXT OF PROPOSAL

Ethical Criteria for Military Contracts

Resolved:   that the Board of Directors review and if necessary amend and amplify our Company’s code of conduct and statements of ethical criteria for military production-related contract bids, awards and contract execution, and report the results of this process to shareholders within six months of the annual meeting.

Supporting Statement

Our company, like other global corporations, faces increasingly complex ethical questions and challenges as the international, social, cultural, economic and political context within which it operates changes.

Faith communities measure the global economy not only by what it produces, but also by its impact on the environment, how it touches human life and whether it protects the dignity of the human person.

We believe decisions to develop and to produce weapons can have grave consequences for the lives and/or freedom of people worldwide if the company has not considered its responsibility for its decisions. We believe that economic decision-making has both moral and financial components, and that our company’s responsibilities include analyzing the effects of its decisions with respect to employees, communities, and nations and a sustainable environmental future.

We believe companies engaging in research, development, production and sales of weapons, weapons components and weapons delivery systems should evaluate the decisions made when bidding on such work. That bidding/contract process should follow a defined format and include clear, concise criteria and policies.

These recommended practices are consistent with those of the United States Armed Forces, which, for example, regularly utilize military lawyers and others to evaluate the prospective use of particular strategies and weapons on the battlefield according to the ethical standards reflected in the Geneva Conventions and other norms of international law.

We recommend that the criteria/standards include:

•       ethical business practices such that human rights and fair labor standards are upheld;

•       consideration of the impact of the contract on a sustainable environment, which in appropriate cases might include long-term environmental impact studies, questions of waste management or toxic releases and transfers;

•       strategies for stability of employment, including descriptions of alternate production plans and funding sources;

•       directives for business practices which respect the culture of communities in which factories are located;

•       guidelines derived after critical study of political and civil stability of countries and before sale of weapons, weapons parts and dual-use technology;

•       studies of potential impacts of military production and use of those products on peoples’ economies, environments and societies, along with specific actions for remediation, should it be required;

•       disclosure of the existence and nature of arrangements with any local security forces; and

•       processes that ensure that the principles of the common good and the integrity of creation are considered when making decisions about bidding on contracts.

We believe that careful, values-based consideration of the contracts on which management bids, whether for research and development, production or foreign sales, is crucial for continued public acceptance of the company as an ethical entity entitled to derive profit from armament manufacturing.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

ATK’s Annual Report on Form 10-K and its periodic Reports on Form 10-Q provide extensive information concerning ATK’s military and defense-related products and services. ATK has also made available on its website a copy of its Business Ethics Code of Conduct.

ATK’s Business Ethics Code of Conduct confirms ATK’s commitment to the highest standards of ethics and business conduct. ATK’s policy is to comply with applicable laws, including laws regulating the sale of military products and environmental, health and safety laws.

In general, ATK’s work on military programs is highly regulated by the U.S. Government. The Board of Directors believes that the executive and legislative branches of the U.S. Government are the proper forums to consider and determine public policy with respect to military production and contracts. ATK makes its research, development and production capabilities available under contracts with the U.S. Government and others only after all necessary approvals are granted by the U.S. Government.

The Board of Directors does not believe that a further review of ATK’s Business Ethics Code of Conduct is warranted or that a special report on criteria for military contracts would be informative or beneficial.

Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

PROPOSAL 5

STOCKHOLDER PROPOSAL

One stockholder proponent has submitted the following proposal for consideration by the stockholders at the Annual Meeting. The name and address of the proponent and the number of shares of common stock owned by the proponent are set forth in Appendix C to this proxy statement.

TEXT OF PROPOSAL

DEPLETED URANIUM WEAPONS AND COMPONENTS

ALLIANT TECHSYSTEMS 2006

Whereas:

•       Depleted uranium (DU) is a waste product of the uranium enrichment process.

•       The extreme density of DU munitions makes them particularly effective in penetrating tank armor or reinforced bunkers.

•       Alliant Techsystems (ATK) manufactures DU munitions, notably 120 mm rounds for use against tanks and light armor vehicles (M829A3 and M829A1).

•       The depleted uranium used in such weapons is pyrophoric, i.e., when a DU shell hits its target, it burns and loses a significant portion of its mass, dispersing a fine dust that can be carried long distances by winds or absorbed into the soil and groundwater.

•       The production, transport and storage of DU and its applications in weapons manufacturing may have adverse affects on the health and safety of workers, community residents, and military personnel. It may also have similar impacts on civilian populations where such weapons have been used, e.g. Iraq.

•       In its 2001 Base Closings Report, the Department of Defense conceded that DU weapons and components tested at military bases in 36 U.S. states had caused some contamination.

•       There is growing concern about the DU-related health and safety hazards. A report of the International Atomic Energy Agency, for example, has noted that, “In sufficient amounts, if DU is ingested or inhaled it can be harmful because of its chemical toxicity. High concentration could cause kidney damage.”

•       The United Nations has adopted resolutions that have included DU weapons among “weapons of mass and indiscriminate destruction” that are “incompatible with international humanitarian or human rights law.”

Resolved—The shareholders request that the Board of Directors make available to all shareholders within six months of the next Annual Meeting a written report on the involvement of Alliant Techsystems in the development and production of depleted uranium weapons, excluding confidential and proprietary information.

Statement of Support

We believe that corporations have a duty to minimize or eliminate operations that may adversely affect the environment or public health. We also believe that companies engaged in the development and production of depleted uranium weapons, components or associated delivery systems have an ethical responsibility to explain to shareholders and other stakeholders company policies and decision-making processes involved in that production, especially as other nations are replacing DU with tungsten or other comparably effective but less toxic materials.

We suggest the report be posted on our Company’s website and that the report could include:

•       A brief history of ATK’s involvement in the production of DU weapons components.

•       Human, workplace and environmental safety precautions, e.g. safeguards in place for transportation and storage of DU, its impact on land and water, waste disposal and monitoring, etc., and at facilities involved in the production, storage or transport of DU weapons, components or waste products.

•       Financial arrangements, e.g., agreements with state and local governments regarding storage.

•       Policies and procedures for cooperating fully with persons, organizations and government agencies planning and carrying out health/safety assessment studies.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

ATK’s Annual Report on Form 10-K and its periodic Reports on Form 10-Q provide extensive information concerning ATK’s military and defense-related products and services. ATK, in its national security support role for the U.S. Government, has a limited number of assembly, testing and servicing activities that include products containing components of depleted uranium.

ATK, in fulfilling its contracts with the U.S. Government, handles these materials in compliance with strict regulations, licenses, permits and safe work practices, with particular regard for worker exposure, environmental impact, security and transportation safety. ATK intends to continue to perform work in support of the national security interests of the United States while assuring that ATK follows appropriate measures to protect the environment and the safety of its workers and the communities in which it operates.

The Board of Directors does not believe that a special report to stockholders regarding ATK’s involvement in the development and production of weapons containing depleted uranium would be beneficial.

Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2007 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 21, 2007. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

If you would like to recommend a person for consideration as a nominee for election as a director at our 2007 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 23, 2007, and no later than April 22, 2007. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading “Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee.”

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

If you would like to present a proposal at our 2007 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 23, 2007, and no later than April 22, 2007. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2007 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

If the presiding officer at the 2007 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Keith D. Ross
Secretary

June 21, 2006

APPENDIX A

Audit Committee of the Board of Directors

Charter

I.                   PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:

1.                the integrity of the Corporation’s financial statements;

2.                the Corporation’s compliance with legal and regulatory requirements;

3.                the independent auditor’s qualifications and independence; and

4.                the performance of the Corporation’s internal audit function and independent auditor.

II.              COMPOSITION

1.                Number.   The Committee shall be comprised of three or more directors as determined by the Board.

2.                Independence and Experience.   Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

3.                Financial Expert.   At least one member of the Committee must be an audit committee financial expert as defined by the Securities and Exchange Commission.

4.                Simultaneous Service on Other Audit Committees.   Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of the member to serve effectively on the Corporation’s Audit Committee.

III.         MEETINGS

The Committee shall meet at least four times annually, or more frequently as it determines or circumstances dictate to discharge fully its responsibilities and duties outlined in this Charter. The Committee will meet separately, periodically, with management, the director of internal audit, the director of business ethics and conduct, and the independent auditor in executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.           RESPONSIBILITIES AND DUTIES

In meeting its responsibilities, the Committee shall:

Financial Statements and Disclosure Matters

1.                Meet to review and discuss with management and the independent auditor the Corporation’s

•        annual audited financial statements, including the specific disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K; and

•        quarterly financial statements prior to the filing of the Corporation’s Form 10-Q, including the specific disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2.                Discuss with management and, as appropriate, the independent auditor, the Corporation’s earnings press releases prior to their release to the public, as well as financial information and earnings guidance provided to analysts and rating agencies.

3.                Review and discuss reports from the independent auditors on

•        all critical accounting policies and practices to be used;

•        all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•        other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences and management’s responses thereto.

4.                Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

5.                Prepare the Audit Committee Report that the Securities and Exchange Commission rules require be included in the Corporation’s annual proxy statement.

6.                Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for each Form 10-K and Form 10-Q regarding any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

7.                Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s policies with respect to risk assessment and risk management.

Oversight of the Corporation’s Relationship with Independent Auditors

8.                Have the sole authority to appoint, terminate or replace the independent auditor, subject, if applicable, to stockholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

9.                Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit. The Committee shall approve, in advance, the planned scope of the examination of the Corporation’s financial statements by the independent auditor.

10.         Review and provide prior written consent for all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Corporation by its independent auditor. The Committee may delegate one or more designated members of the Committee the authority to grant pre-approvals required by this Paragraph. The decision of any member to whom authority is delegated under this Paragraph to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

11.         At least annually, obtain and review any reports received by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and any steps taken to deal with any such issues. Also, in order to assess the auditor’s independence, the Committee shall review at least annually all relationships between the independent auditor and the Corporation.

12.         Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. Review and evaluate the lead partner of the independent auditor team. Assure the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Committee shall present its conclusions with respect to its evaluation of the independent auditor to the Board.

13.         Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, and any significant disagreements with management.

14.         Set clear hiring policies for employees or former employees of the independent auditor.

Internal Auditors

15.         Review and discuss with the independent auditor and management the responsibilities, budget, plan, changes in plan, staffing, activities, organizational structure and qualifications of the internal audit department, as needed.

16.         Review the appointment, performance and replacement of the director of internal audit.

17.         Review the regular reports to the Committee prepared by the internal audit department.

Ethical and Legal Compliance

18.         Establish procedures for

•        the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and

•        the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

and review any complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

19.         Review the Corporation’s policies and practices related to compliance with the law, code of business ethics and conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Corporation. Monitor the status of such compliance through the review of reports from management, legal counsel and third parties as determined by the Committee.

20.         Review, with the Corporation’s General Counsel, any legal matter that could have a significant impact on the Corporation’s financial statements or compliance policies.

Other Responsibilities and Duties

21.         Conduct an annual performance evaluation of the Committee and report the results to the Board.

22.         Review and reassess the adequacy of its charter periodically (at least annually) and recommend any proposed changes to the Board for approval.

23.         Report regularly to the Board.

V.                OPERATIONS OF THE COMMITTEE

1.                The Secretary of the Corporation, or such other person as may be designated by the Chair of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

2.                The Committee shall promptly inform the Board of all actions taken or issues discussed between Board meetings. This will generally take place at the Board meeting following a Committee meeting.

3.                The Committee shall have the authority, to the extent it deems necessary or appropriate, to obtain the advice and assistance of independent legal, accounting or other advisors.

4.                The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of

•        compensation to the independent auditor for the purpose of preparing and issuing an audit report and performing other audit, review or attestation services for the Corporation;

•        compensation to any advisors employed by the Committee; and

•        ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI.           LIMIT ON AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibility of the Corporation’s management and the independent auditor.

January 31, 2006

APPENDIX B

ALLIANT TECHSYSTEMS INC.

EXECUTIVE OFFICER INCENTIVE PLAN

SECTION 1.   PURPOSE AND EFFECTIVE DATE

1.1   Purpose of this Plan.   The purpose of this Executive Officer Incentive Plan (this “Plan”) is to provide incentive compensation to executive officers of Alliant Techsystems Inc. (the “Company”) in accordance with the Company’s “pay-for-performance” philosophy by directly relating awards payable under this Plan to company, business unit and/or individual performance. This Plan is intended to permit the grant of awards under this Plan to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (as defined in Section 2.1).

1.2   Effective Date.   This Plan will be effective as of the date of approval by the stockholders of the Company in accordance with applicable law (the “Effective Date”).

SECTION 2.   DEFINITIONS

2.1   Definitions.   The following capitalized terms used in this Agreement will have the meanings set forth below:

(a)    “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award will be determined pursuant to the provisions of Section 3.6.

(b)   “Board” means the Board of Directors of the Company.

(c)    “Cause” means the occurrence of any of the following:

(i)    the Participant willfully and continually fails to substantially perform his or her duties of employment (other than because of a mental or physical impairment) for a period of at least 30 days after being given notice of such failure;

(ii)   the Participant (A) engages in any act of dishonesty, wrongdoing or moral turpitude (whether or not a felony) or (B) violates the Company’s Code of Conduct or a Company policy, which violation has an adverse effect upon the Company; or

(iii)  the Participant breaches his or her duty of loyalty or commits an unauthorized disclosure of proprietary or confidential information of the Company.

(d)   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)    “Committee” means (i) the Personnel and Compensation Committee of the Board or (ii) if no Personnel and Compensation Committee exists, then a committee of Board members appointed by the Board to administer this Plan in accordance with Section 5.1.

(f)    “Covered Employee Participant” means any Participant who is reasonably expected to be a “covered employee” within the meaning of Section 162(m)(3) of the Code with respect to any Performance Period in which the Company would be entitled to take a compensation deduction for an Actual Award to such Participant (determined without regard to the limitation on deductibility imposed by Section 162(m) of the Code).

(g)    “Covered Employee Performance Goals” means objective and measurable performance goals determined by the Committee, in its discretion, to be applicable to a Covered Employee Participant for a Performance Period. As determined by the Committee, the Covered Employee Performance

Goals for any award may provide for a targeted level or levels of achievement using one or more of the following measures:  (i) sales or revenues (including, without limitation, sales or revenue growth); (ii) gross profit; (iii) income before interest and taxes; (iv) income before interest, taxes, depreciation and amortization; (v) net income; (vi) net income from operations; (vii) earnings per Share; (viii) return measures (including, without limitation, return on assets, capital, invested capital, equity, sales or revenues); (ix) productivity ratios; (x) expense or cost reduction measures; (xi) margins; (xii) operating efficiency; (xiii) market share; (xiv) customer satisfaction; (xv) working capital targets; (xvi) budget comparisons; (xvii) implementation or completion of specified projects or processes; (xviii) the formation of joint ventures, establishment of research or development collaborations or the completion of other transactions; (xix) cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity); (xx) Share price (including, without limitation, growth in Share price and total stockholder return); (xxi) profitability of an identifiable business unit or product; (xxii) economic profit or economic value added; (xxiii) cash value added; (xxiv) market share; or (xxv) Individual Objectives. The Covered Employee Performance Goals may differ from Covered Employee Participant to Covered Employee Participant and from award to award.

(h)   “Determination Date” means the 90th day of any Performance Period.

(i)    “Disability” or “Disabled” will have the meaning given to such term in the Company’s governing long-term disability plan or, if no such plan exists, such term will mean total and permanent disability as determined under the rules of the Social Security Administration.

(j)     “Eligible Employee” means any executive officer of the Company required to file reports of beneficial ownership with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k)   “Fiscal Year” means the fiscal year of the Company.

(l)    “Individual Objectives” means as to a Participant for any Performance Period, objective and measurable individual performance goals approved by the Committee in its discretion.

(m)  “Maximum Award” means as to a Covered Employee Participant for any Fiscal Year, the lesser of (i) the maximum award payable under this Plan for any such Fiscal Year or (ii) $5,000,000.

(n)   “Other Participant” means a Participant who is not a Covered Employee Participant.

(o)   “Other Participant Performance Goals” means the performance goals determined by the Committee, in its discretion, to be applicable to an Other Participant for a Performance Period. As determined by the Committee, the Other Participant Performance Goals may provide for a targeted level or levels of achievement using one or more of the Covered Employee Performance Goals or any other performance measures. The Other Participant Performance Goals may differ from Other Participant to Other Participant and from award to award.

(p)   “Participant” means as to any Performance Period, an Eligible Employee who has been selected by the Committee for participation in this Plan for such Performance Period.

(q)   “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.3 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(r)    “Performance Goal” means a Covered Employee Performance Goal or an Other Participant Performance Goal, as the case may be.

(s)    “Performance Period” means any Fiscal Year or other period determined by the Committee pursuant to Section 3.2(a) over which achievement of Performance Goals will be measured. A

Performance Period may be a one-year period or any longer or shorter period, and may differ from Participant to Participant and from award to award.

(t)    “Retirement” means the voluntary retirement of a Participant pursuant to the terms of any retirement plan of the Company.

(u)   “Shares” means shares of the Company’s common stock.

(v)    “Termination of Service” means a cessation of the employee-employer relationship between an Eligible Employee and the Company for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, Retirement, or the sale of any subsidiary or other affiliate of the Company or the sale of a business unit or division of the Company, but excluding any such termination where there is a simultaneous reemployment by the Company or any subsidiary or other affiliate of the Company.

2.2   Financial and Accounting Terms.   Except as otherwise expressly provided or unless the context otherwise requires, financial and accounting terms (including, without limitation, terms contained in the definition of “Covered Employee Performance Goals” set forth in Section 2.1 and in Section 3.2(c)) are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles in the United States and derived from the consolidated financial statements of the Company prepared in the ordinary course of business and filed with the Securities and Exchange Commission.

SECTION 3.   SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1   Selection of Participants.   The Committee, in its sole discretion, will select the Eligible Employees of the Company who will be Participants for any Performance Period. Participation in this Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Eligible Employee who is a Participant for a given Performance Period is in no way guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2   Determination of Performance Period and Performance Goals.

(a)    The Committee, in its sole discretion, will determine the Performance Period applicable to awards made to Participants under this Plan.

(b)   The Committee, in its sole discretion, will establish the Performance Goals for each Participant for each Performance Period. Such Performance Goals will be set forth in writing.

(c)    The Committee, in its sole discretion, may specify that the achievement of the Performance Goals will be determined without regard to the negative or positive effect of certain events, including, without limitation, any of the following:  (i) charges for extraordinary items and other unusual or non-recurring items of loss or gain; (ii) asset impairments; (iii) litigation or claim judgments or settlements; (iv) changes in the Code or tax rates; (v) changes in accounting principles; (vi) changes in other laws or regulations affecting reported results; (vii) charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; and (viii) gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt.

3.3   Determination of Payout Formula.   The Committee, in its sole discretion, will establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant for each Performance Period. Each Payout Formula will (a) be in writing and (b) provide for the payment of a Participant’s Actual Award based on whether or the extent to which the Performance Goals for the Performance Period are achieved. Notwithstanding the foregoing, in no event will a Covered Employee’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.4   Determination of Maximum Awards for Covered Employee Participants.   The Committee, in its sole discretion, will establish a Maximum Award for each Covered Employee Participant (subject to the limit set forth in Section 2.1(m)). Each Participant’s Maximum Award will be set forth in writing.

3.5   Date for Determinations.   The Committee will make all determinations with respect to awards to Covered Employee Participants under Sections 3.1, 3.2, 3.3 and 3.4 on or before the Determination Date.

3.6   Determination of Actual Awards.

(a)    After the end of each Performance Period, the Committee will certify in writing the extent to which the Performance Goals applicable to each Participant for such Performance Period were achieved or exceeded. The Actual Award for each Participant will be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee.

(b)   Notwithstanding anything to the contrary in this Plan, in determining the Actual Award for any Covered Employee Participant, the Committee, in its sole discretion, may reduce the award payable to any Covered Employee Participant below the award which otherwise would be payable under the Payout Formula.

(c)    Notwithstanding anything to the contrary in this Plan, in determining the Actual Award for any Other Participant, the Committee, in its sole discretion, may increase or reduce the award payable to any Other Participant above or below the award which otherwise would be payable under the Payout Formula.

SECTION 4.   PAYMENT OF AWARDS

4.1   Continued Employment.   Except as otherwise determined by the Committee or provided in Section 4.5, no Actual Award will be paid under this Plan with respect to a Performance Period to any Participant who has a Termination of Service prior to the last day of such Performance Period.

4.2   Form of Payment.   Each Actual Award will be paid to the Participant in cash or Shares. Any Shares awarded to a Participant under this Plan will be granted and issued pursuant to the Company’s 2005 Stock Incentive Plan (which has been approved by the Company’s stockholders) or any other equity compensation plan approved by the stockholders of the Company in the future.

4.3   Timing of Payment.   Payment of each Actual Award will be made as soon as administratively feasible after the end of the applicable Performance Period; provided, however, that, in no event, will an Actual Award be paid later than 75 days after the end of such Performance Period.

4.4   Awards Payable from Company’s General Assets.   Each Actual Award that may become payable under this Plan will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor of the Company.

4.5   Payment in the Event of Termination of Service.   Except as otherwise determined by the Committee and notwithstanding the provisions of Section 4.1:

(a)    if a Participant dies prior to the last day of a Performance Period during which he or she would have earned an Actual Award, such Participant’s beneficiary (or, if the Participant has not designated a beneficiary, such Participant’s estate) will be entitled to receive the Actual Award, adjusted on a pro rata basis to reflect the number of days the Participant was employed by the Company during such Performance Period; provided, however, that a Participant must be employed by the Company continuously for at least 90 days during a Performance Period in order for such Participant’s beneficiary or estate to be eligible to receive an Actual Award with respect to such Performance Period (unless otherwise determined by the Committee).

(b)   if a Participant has a Termination of Service due to Disability or Retirement prior to the last day of a Performance Period during which he or she would have earned an Actual Award, such Participant will be entitled to receive the Actual Award, adjusted on a pro rata basis to reflect the number of days the Participant was employed by the Company during such Performance Period; provided, however, that a Participant must be employed by the Company continuously for at least 90 days during a Performance Period in order for such Participant to be eligible to receive an Actual Award with respect to such Performance Period (unless otherwise determined by the Committee).

(c)    if a Participant’s employment is terminated during a Performance Period due to an involuntary Termination of Service by the Company without Cause, or, if such Participant is demoted during such Performance Period so that he or she is no longer an Eligible Employee and is therefore unable to participate in this Plan for the remainder of the Performance Period, such Participant will be entitled to receive the Actual Award, adjusted on a pro rata basis to reflect the number of days the Participant was employed by the Company or participated in this Plan (as applicable) during such Performance Period; provided, however, that a Participant must be employed by the Company continuously for at least 90 days during a Performance Period in order for such Participant to be eligible to receive an Actual Award with respect to such Performance Period (unless otherwise determined by the Committee).

SECTION 5.   ADMINISTRATION

5.1   Committee is the Administrator.   This Plan will be administered by the Committee. The Committee will consist of not less than two members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee will qualify as an “outside director” within the meaning of Section 162(m) of the Code.

5.2   Committee Authority.   The Committee will administer this Plan in accordance with its provisions. The Committee will have full power and authority to (a) determine which Eligible Employees will be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret this Plan and any awards, (d) adopt rules for the administration, interpretation and application of this Plan as are consistent with the terms hereof, and (e) interpret, amend or revoke any such rules.

5.3   Decisions Binding.   All determinations and decisions made by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding on all persons and will be given the maximum deference permitted by law.

SECTION 6.   AMENDMENT, TERMINATION AND DURATION

6.1   Amendment or Termination.   The Committee, in its sole discretion, may amend or terminate this Plan at any time and for any reason; provided, however, that in no event will the Committee amend this Plan to the extent such amendment would cause the amounts payable under this Plan to Covered Employee Participants for a particular Performance Period to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The amendment or termination of this Plan will not, without the consent of a Participant, materially and adversely alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period after termination of this Plan.

6.2   Duration of this Plan.   This Plan will commence on the Effective Date, and, subject to the Committee’s right to amend or terminate this Plan in accordance with Section 6.1, will terminate on the date five years after the Effective Date (the “Termination Date”). Awards granted to Participants on or prior to the Termination Date will remain in full force and effect after the Termination Date in accordance with the terms thereof, but no new awards may be granted after the Termination Date.

SECTION 7.   GENERAL PROVISIONS

7.1   Tax Withholding.   The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.

7.2   No Effect on Employment or Service.   Subject to Section 4.5(c), nothing in this Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without Cause. For purposes of this Plan, transfer of employment of a Participant between the Company and any one of its subsidiaries or affiliates (or between such subsidiaries or affiliates) will not be deemed a Termination of Service. Employment with the Company is on an at-will basis only.

7.3   Participation.   No Eligible Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

7.4   Successors.   All obligations of the Company under this Plan with respect to awards granted hereunder will be binding on any successor to the Company, whether any such succession is the result of a direct or indirect purchase, merger, consolidation of the Company, acquisition of all or substantially all of the business or assets of the Company, or otherwise.

7.5   Beneficiary Designations.   If permitted by the Committee, a Participant under this Plan may name a beneficiary or beneficiaries to whom any Actual Award will be paid in the event of the Participant’s death. In the absence of any such designation, any awards remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

7.6   Nontransferability of Awards.   No award granted under this Plan may be sold, transferred, pledged or assigned, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 7.5. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7.7   Severability.   In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had not been included.

7.8   Requirements of Law.   The granting of awards under this Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.9   Governing Law.   This Plan and all awards will be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

7.10   Rules of Construction.   Captions are provided in this Plan for convenience only, and captions will not serve as a basis for interpretation or construction hereof. Unless otherwise expressly provided or unless the context otherwise requires, the terms defined in this Plan include the plural and the singular.

APPENDIX C

Proponents of Stockholder Resolution regarding Ethical Criteria for Military Contracts (Proposal 4)

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes	117
(a/k/a/ Sisters of the Third Order Regular of Saint Francis) 1001 14 St. NW, Suite 100 Assisi Heights Rochester, MN 55901-2525
Catholic Foreign Mission Society of America, Inc.	168
(a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY 10545-0305
Dominican Sisters of Springfield, Illinois	50
Sacred Heart Convent 1237 West Monroe Street Springfield, IL 62704
Franciscan Sisters of Little Falls, Minnesota	94
116 Eighth Avenue Southeast Little Falls, MN 56345
School Sisters of Notre Dame Cooperative Investment Fund	175
336 East Ripa Avenue St. Louis, MO 63125-2800
School Sisters of Notre Dame, Mankato Province	49
1850 Mississippi River Blvd. St. Paul, MN 55116
School Sisters of Notre Dame, Milwaukee Province	337
13105 Watertown Plank Road Elm Grove, WI 53122-2291
TOTAL OWNERSHIP	990

Proponent of Stockholder Resolution regarding Depleted Uranium Weapons and Components (Proposal 5)

Name and Address of Proponent	Shares
The Province of St. Joseph of the Capuchin Order	225
1927 North 4th Street Milwaukee, WI 53212

C-1

This proxy will be voted as specified below or, if no choice is specified below, will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5. This proxy is solicited on behalf of the Board of Directors.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors

Nominees:

01 Frances D. Cook
02 Gilbert F. Decker
03 Ronald R. Fogleman
04 Cynthia L. Lesher
05 Douglas L. Maine
06 Roman Martinez IV
07 Daniel J. Murphy
08 Michael T. Smith
09 William G. Van Dyke

FOR all nominees listed to the left (except as noted below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2. Appointment of Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐	3. Approval of Executive Officer Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
		I PLAN TO ATTEND THE MEETING			☐	The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

If you are a registered stockholder, you may consent to receive all future annual meeting materials and stockholder communications electronically. It is simple and fast! Enroll today at www.melloninvestor.com/ISD

						4. Stockholder Proposal-Ethical Criteria for Military Contracts	FOR ☐	AGAINST ☐	ABSTAIN ☐
Withheld for the nominees you list below. (Write the nominee’s name on the space provided below.)		for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.				5. Stockholder Proposal-Report on Depleted Uranium Weapons and Components	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please give your title.

FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/atk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.

If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET

Admission Ticket

Annual Meeting of Stockholders

Tuesday, August 1, 2006

2:00 p.m. local time

ALLIANT TECHSYSTEMS INC.

5050 Lincoln Drive

Edina, Minnesota 55436-1097

ADMITTANCE MAY BE DENIED WITHOUT A TICKET AND PHOTO IDENTIFICATION

PROXY	ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel J. Murphy, John L. Shroyer and Keith D. Ross as proxies, each with the power to act alone and to appoint a substitute, and authorizes each of them to represent and vote,

as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on

Tuesday, August 1, 2006, at the headquarters of the Company at 5050 Lincoln Drive, Edina (suburban

Minneapolis), Minnesota, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

(Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE ALLIANT TECHSYSTEMS INC.
Corporate Headquarters and Annual Meeting Site:	5050 Lincoln Drive Edina, MN 55436-1097 (telephone: 952-351-3000; web-site: www.atk.com)
Stockholder Inquiries:

Send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, Mellon Investor Services LLC,
480 Washington Boulevard, Jersey City, NJ 07310
(telephone toll free: 1-800-851-9677; web site: www.melloninvestor.com)

Investor Relations:

Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Steven P. Wold,
Vice President of Investor Relations, Alliant Techsystems Inc.,
5050 Lincoln Drive, Edina, MN 55436-1097
Telephone: 952-351-3056; e-mail: steve.wold@atk.com

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET

Admission Ticket

Annual Meeting of Stockholders

Tuesday, August 1, 2006

2:00 p.m. local time

ALLIANT TECHSYSTEMS INC.

5050 Lincoln Drive

Edina, Minnesota 55436-1097

ADMITTANCE MAY BE DENIED WITHOUT A TICKET AND PHOTO IDENTIFICATION

ALLIANT TECHSYSTEMS INC. 5050 LINCOLN DRIVE EDINA, MN 55436

YOUR VOTE IS IMPORTANT

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time two days before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Alliant Techsystems Inc.

in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the

Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time two days before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alliant Techsystems Inc.,

c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALLNT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANT TECHSYSTEMS INC.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Vote on Directors					For	Withhold	For All	To withhold authority to vote for any
1.	Election of Directors				All	For All	Except	individual nominee, mark “For All Except”
	Nominees:							and write the nominee’s name on the
	01) Frances D. Cook	06) Roman Martinez IV						line below.
	02) Gilbert F. Decker	07) Daniel J. Murphy			☐	☐	☐
	03) Ronald R. Fogleman	08) Michael T. Smith
	04) Cynthia L Lesher	09) William G. Van Dyke
05) Douglas L. Maine

Vote on Proposals		For	Against	Abstain	The Board of Directors recommends a vote AGAINST Proposals 4 and 5.			For	Against	Abstain

2.	Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	4.	Stockholder Proposal — Ethical Criteria for Military Contracts		☐	☐	☐

3.	Approval of Executive Officer Incentive Plan	☐	☐	☐	5.	Stockholder Proposal — Report on Depleted Uranium Weapons and Components		☐	☐	☐

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.
If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please give your title.

For address changes and/or comments, please check this box and write them on the back where indicated				☐

Please indicate if you plan to attend this meeting		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)		Date

Admission Ticket

Annual Meeting of Stockholders

Tuesday, August 1, 2006

2:00 p.m. local time

ALLIANT TECHSYSTEMS INC.

5050 Lincoln Drive

Edina, Minnesota 55436-1097

ADMITTANCE MAY BE DENIED WITHOUT A TICKET AND PHOTO IDENTIFICATION

ALLIANT TECHSYSTEMS INC.

Corporate Headquarters	5050 Lincoln Drive
and Annual Meeting Site:	Edina, MN 55436-1097
(telephone: 952-351-3000; web site: www.atk.com)

Stockholder Inquiries:	Send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, Mellon Investor Services LLC,
480 Washington Boulevard, Jersey City, NJ 07310
(telephone toll free: 1-800-851-9677; web site: www.melloninvestor.com)

Investor Relations:	Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Steven P. Wold, Vice President of Investor Relations, Alliant
Techsystems Inc., 5050 Lincoln Drive, Edina, MN 55436-1097 (telephone: 952-351-3056;
e-mail: steve.wold@atk.com)

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET

ALLIANT TECHSYSTEMS INC.
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby directs Fidelity Investments, the Trustee of the Alliant Techsystems Inc. 401(k) plans, to vote all shares of common stock held in the plans, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 1, 2006, at the headquarters of the Company at 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota, and all adjournments thereof.  These instructions will be followed as directed on the other side.  If no choice is specified, the trustee will vote FOR Proposals 1, 2 and 3, and AGAINST Proposals 4 and 5.  Shares held in the plans for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plans.

This proxy or voting instruction form will be voted as specified on the reverse side or, if no choice is specified on the reverse side, will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5.  This proxy is solicited on behalf of the Board of Directors.

Your Internet or telephone vote authorizes the plan trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)